Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) of Worthington Steel, Inc. (the “Company”), I, Geoffrey G. Gilmore, Chief Executive Officer and President of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Geoffrey G. Gilmore
Printed Name: Geoffrey G. Gilmore
Title: Chief Executive Officer and President
Date: October 15, 2024

*These certifications are being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. These certifications shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Worthington Steel, Inc. specifically incorporates these certifications by reference.